Cimarex Energy Reports Third-Quarter 2012 Results

DENVER, Nov. 2, 2012 /PRNewswire/ -- Cimarex Energy Co. (NYSE: XEC) today reported third-quarter 2012 net income of $84.3 million, or $0.97 per diluted share. This compares to third-quarter 2011 earnings of $128.2 million, or $1.49 per diluted share.

Third-quarter 2012 net income includes an unrealized non-cash loss on derivative instruments associated with 2012 oil hedges of $5.3 million, or $0.04 per share after-tax. Third-quarter 2011 net income had an unrealized non-cash gain on derivative instruments associated with 2011 oil and gas hedges of $5.4 million, or $0.04 per share after-tax.

Third-quarter 2012 production volumes averaged an all-time high 635.1 million cubic feet equivalent (MMcfe), per day, a 7% increase as compared to third-quarter 2011 output of 592.0 MMcfe per day. Oil production grew 23% to a record 32,456 barrels per day. Permian Basin oil production grew 42% to 25,000 barrels per day. Combined Permian and Mid-Continent third-quarter volumes averaged 598.8 MMcfe per day, growing 18% over the same period in 2011. Total third-quarter 2012 production volumes were 51% gas, 31% oil and 18% natural gas liquids (NGL).

Oil, gas and NGL revenue in the third quarter of 2012 totaled $397.4 million as compared to $419.7 million in the same period of 2011. Third-quarter 2012 adjusted cash flow from operations was $291.2 million versus $356.8 million a year ago(1).

The decrease in third-quarter revenues and cash flow is primarily a result of lower gas and NGL prices, partially offset by higher liquids production. Third-quarter 2012 realized gas price fell 39% to $2.79 per thousand cubic feet (Mcf) and NGL prices dropped 34% to $28.55 per barrel, as compared to a year ago. Oil prices for the third quarter of 2012 averaged $88.18 per barrel flat with the third-quarter 2011 average price of $87.64 per barrel.

For the nine months ended September 30, 2012, net income totaled $254.7 million, or $2.93 per diluted share, as compared to $413.1 million, or $4.79 per diluted share, for the first nine months of 2011. Year-to-date through September 30, 2012 adjusted cash flow from operations totaled $834.6 million versus $1.0 billion for 2011(1).

2012 Outlook
Total Company fourth-quarter 2012 volumes are estimated to average 652-677 MMcfe/d, an 8-13% increase over fourth-quarter 2011. Fourth-quarter 2012 Permian Basin and Mid-Continent (PB/MC) production is expected to average 622-642 MMcfe/d, an increase of 17-21% over fourth-quarter 2011. Gulf Coast volumes are estimated to average 30-35 MMcfe/d for fourth-quarter 2012.

The resulting full-year 2012, total Company volumes are projected to average 620-626 MMcfe/d, 5-6% growth over 2011. PB/MC 2012 production volumes are projected to average 581-585 MMcfe/d, growing 19-20% over 2011. Gulf Coast volumes are expected to average 39-41 MMcfe/d for 2012.

Full-year 2012 exploration and development (E&D) capital investment is expected to be approximately $1.6 billion. E&D capital for the first nine months of 2011 totaled $1.2 billion.

Expenses for 2012 are expected to fall within the following ranges:

Expenses ($/Mcfe):
Production expense	$1.11 - $1.16
Transportation expense	0.25 - 0.30
DD&A and ARO accretion	2.35 - 2.45
General and administrative expense	0.25 - 0.30
Taxes other than income (% of oil and gas revenue)	6.0% - 6.5%

Other Long-term debt at September 30, 2012 was $830 million, comprised of $750 million 5.875% Senior Notes due in 2022 and $80 million of borrowings under its senior unsecured revolving credit facility. Debt to total capitalization ratio at quarter-end was 20% (4).

Cimarex's hedge position is unchanged covering approximately 14,000 barrels of oil per day for the balance of 2012. The following table summarizes the open hedge positions:

Oil Contracts				Weighted Average Price
Period	Type	Daily Volume(2)	Index(3)	Floor	Ceiling
Months of Oct.-Dec. 12	Collar	14,000	WTI	$80.00	$119.35

Cimarex accounts for commodity contracts using the mark-to-market (through income) accounting method. Third-quarter 2012 had a non-cash mark-to-market loss of $5.3 million and no cash settlements.

Exploration and Development Activity
Cimarex's drilling activities are conducted within two main areas: Permian Basin and Mid-Continent. Permian activity is primarily directed to the Delaware Basin of southeast New Mexico and West Texas. The majority of our Mid-Continent drilling is in the western Oklahoma Cana-Woodford shale.

Cimarex drilled 253 gross (138 net) wells during the first nine months of 2012, completing 97% as producers. Exploration and development capital for the year has totaled $1.2 billion. Of total expenditures, 52% were invested in projects located in the Permian Basin; 44% in the Mid-Continent area; and 4% in the Gulf Coast and other.

Wells Drilled and Completed by Region
	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2012	2011	2012	2011
Gross wells
Permian Basin	37	35	131	106
Mid-Continent	55	42	119	128
Gulf Coast/Other	1	5	3	8
	93	82	253	242
Net wells
Permian Basin	24	23	88	79
Mid-Continent	23	20	49	52
Gulf Coast/Other	0	5	1	7
	47	48	138	138
% Gross wells completed as producers	99%	94%	97%	95%

At quarter-end 39 net wells were drilled and awaiting completion: 28 Mid-Continent and 11 Permian Basin. Cimarex currently has 19 operated rigs running; 14 in the Permian Basin and five in the Mid-Continent.

Permian Basin
Cimarex drilled and completed 131 gross (88 net) Permian Basin wells during the first nine months of 2012, completing 96% as producers. At quarter-end, 18 gross (11 net) wells were awaiting completion. Drilling principally occurred in the Delaware Basin of Texas and southeast New Mexico, mainly targeting Bone Spring, Paddock and Wolfcamp formations. Third-quarter 2012 Permian production averaged 274.5 MMcfe/d, an increase of 33% over third-quarter 2011, which included 42% growth in oil volumes to 25,000 barrels per day.

Year-to-date 2012 New Mexico Bone Spring wells drilled and completed totaled 48 gross (24 net). Per-well 30-day gross production from the 2012 New Mexico Bone Spring wells averaged over 630 barrels equivalent (Boe) per day (86% oil). Texas Third Bone Spring drilling totaled 28 gross (18 net) wells, which had per-well 30-day average gross production rates of over 1,000 barrels equivalent per day (80% oil).

Cimarex continues to evaluate the Wolfcamp shale in the Delaware Basin, primarily in southern Eddy County New Mexico (White City) and northern Culberson County Texas. Year-to-date Cimarex has drilled and completed 11 gross (10 net) horizontal Wolfcamp wells, bringing total wells in the play to 29 gross (27 net). Per well first-30 day production rates on all the wells drilled to date have averaged 6.4 MMcfe/d, comprised of 2.8 MMcf/d gas, 275 barrels per day of oil and 330 barrels per day of NGLs (assuming full NGL recovery), or 43% gas, 26% oil and 31% NGL.

Mid-Continent
In the first nine months of 2012 Cimarex drilled and completed 119 gross (49 net) Mid-Continent wells. At quarter-end, 64 gross (28 net) wells were awaiting completion. Mid-Continent production averaged 324.3 MMcfe/d for the third quarter of 2012, a 7% increase over third-quarter 2011 average of 303.1 MMcfe/d.

Essentially all this year's drilling activity has been in the Anadarko Basin, Cana-Woodford shale play, where Cimarex has drilled and completed 113 gross (47 net) wells. At September 30, 2012 there were 54 gross (24 net) Cana wells being completed or awaiting completion. At year-end 2011 there were 13 gross (4.9 net) wells waiting on completion in Cana. The increase in wells waiting on completion as compared to year-end is a result of commencing infill development drilling in 2012.

Since the Cana play began in late 2007, Cimarex has drilled or participated in 464 gross (177 net) wells. Third-quarter 2012 net Cana production averaged 184.3 MMcfe/d, a 32% increase versus the third-quarter 2011 average of 139.2 MMcfe/d.

Gulf Coast
Cimarex participated in three gross (0.8 net) outside operated Yegua/Cook Mountain wells in 2012, of which one gross well was successful. Gulf Coast production averaged 35.1 MMcfe/d for the third quarter of 2012, a 57% decrease as compared to the third-quarter 2011 average of 81.8 MMcfe/d. The decreased output is a result of natural decline in highly-productive wells drilled near Beaumont, Texas.

Production by Region
Cimarex's average daily production by commodity and region is summarized below:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Gas (Mcf per day)
Permian Basin	79,502	76,872	78,007	72,150
Mid-Continent	224,009	209,459	218,411	197,688
Gulf Coast/Other	20,735	43,334	24,110	57,513
	324,246	329,665	320,528	327,351

Oil (Barrels per day)
Permian Basin	25,000	17,578	22,839	15,977
Mid-Continent	6,120	5,720	5,802	5,641
Gulf Coast/Other	1,336	2,986	1,602	4,954
	32,456	26,284	30,243	26,572
NGL (Barrels per day)
Permian Basin	7,501	3,921	6,523	3,231
Mid-Continent	10,598	9,885	9,934	8,866
Gulf Coast/Other	1,261	3,632	1,487	4,981
	19,360	17,438	17,944	17,078
Total Equivalent (Mcfe per day)
Permian Basin	274,508	205,866	254,179	187,398
Mid-Continent	324,317	303,089	312,827	284,730
Gulf Coast/Other	36,318	83,045	42,644	117,127
	635,143	592,000	609,650	589,255

Conference call and web cast
Cimarex will also host a conference call today at 11:00 a.m. Mountain Time (1:00 p.m. Eastern Time). To access the live, interactive call, please dial (877) 789-9039 and reference call ID # 37850869 ten minutes before the scheduled start time. A digital replay will be available for one week following the live broadcast at (855) 859-2056 and by using the conference ID # 37850869. The listen-only web cast of the call will be accessible via www.cimarex.com.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are more fully described in SEC reports filed by Cimarex. While Cimarex makes these forward-looking statements in good faith, management cannot guarantee that anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

(1) Adjusted cash flow from operations is a non-GAAP financial measure. See below for a reconciliation of the related amounts.

(2) Average daily volume in barrels per day.

(3) WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.

(4) Reconciliation of pro forma debt to total capitalization, which is a non-GAAP measure, is: pro forma long-term debt of $830 million divided by long-term debt of $830 million plus stockholders' equity of $3,377.9 million.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(in thousands)
Net cash provided by operating activities	$261,216	$332,432	$836,148	$971,523
Change in operating assets
and liabilities	29,957	24,372	(1,509)	33,264

Adjusted cash flow from operations	$291,173	$356,804	$834,639	$1,004,787

Management believes that the non-GAAP measure of adjusted cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of cash flow from operating activities.  It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

PRICE AND PRODUCTION DATA
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Total gas production - Mcf	29,830,627	30,329,145	87,824,541	89,366,754
Gas volume - Mcf per day	324,246	329,665	320,528	327,351
Gas price - per Mcf	$2.79	$4.57	$2.71	$4.59

Total oil production - barrels	2,985,956	2,418,141	8,286,503	7,254,247
Oil volume - barrels per day	32,456	26,284	30,243	26,572
Oil price - per barrel	$88.18	$87.64	$91.67	$93.08

Total NGL production - barrels	1,781,139	1,604,337	4,916,753	4,662,376
NGL volume - barrels per day	19,360	17,438	17,944	17,078
NGL price - per barrel	$28.55	$43.11	$31.35	$42.99

OIL AND GAS CAPITALIZED EXPENDITURES
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(in thousands)
Acquisitions:
Proved	$—	$12,439	$—	$21,604
Unproved	4,636	8,380	11,349	20,427
	4,636	20,819	11,349	42,031
Exploration and development:
Land and Seismic	28,226	61,907	86,613	146,832
Exploration and development	389,989	360,733	1,120,740	1,032,794
	418,215	422,640	1,207,353	1,179,626
Sale proceeds:
Proved	(10,894)	(83,709)	(11,079)	(102,192)
Unproved	—	(150)	(1,088)	(1,971)
	(10,894)	(83,859)	(12,167)	(104,163)
	$411,957	$359,600	$1,206,535	$1,117,494

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands, except per share data)

Revenues:
Gas sales	$83,208	$138,631	$238,102	$410,331
Oil sales	263,315	211,928	759,609	675,239
NGL sales	50,860	69,169	154,160	200,428
Gas gathering, processing and other, net	9,529	14,081	31,199	41,620
	406,912	433,809	1,183,070	1,327,618
Costs and expenses:
Depreciation, depletion, amortization and accretion	139,499	108,259	384,964	287,777
Production	62,699	62,333	192,818	181,558
Transportation	14,481	13,754	40,966	41,559
Gas gathering and processing	5,496	6,263	15,302	17,472
Taxes other than income	24,095	30,533	72,738	98,625
General and administrative	14,742	9,390	41,523	34,734
Stock compensation, net	8,301	4,595	17,519	13,962
(Gain) loss on derivative instruments, net	5,329	(7,120)	(661)	(11,353)
Other operating, net	2,236	2,379	7,295	8,095
	276,878	230,386	772,464	672,429

Operating income	130,034	203,423	410,606	655,189

Other (income) and expense:
Interest expense	12,191	7,278	32,852	22,192
Amortization of deferred financing costs	1,032	2,001	2,718	5,407
Capitalized interest	(9,231)	(7,253)	(26,154)	(21,830)
Loss on early extinguishment of debt	—	—	16,214	—
Other, net	(6,159)	(3,604)	(18,714)	(7,226)

Income before income tax	132,201	205,001	403,690	656,646
Income tax expense	47,939	76,849	149,019	243,583

Net income	$84,262	$128,152	$254,671	$413,063

Earnings per share to common stockholders:

Basic	$0.97	$1.49	$2.94	$4.81
Diluted	$0.97	$1.49	$2.93	$4.79

Dividends per share	$0.12	$0.10	$0.36	$0.30

Shares attributable to common stockholders:
Unrestricted common shares outstanding	84,681	83,736	84,681	83,736
Diluted common shares	84,997	84,115	85,021	84,151

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	86,589	85,806	86,589	85,806
Fully diluted shares	86,905	86,185	86,929	86,221

Comprehensive income:
Net income	$84,262	$128,152	$254,671	$413,063
Other comprehensive income:
Change in fair value of investments, net of tax	238	(585)	502	(417)
Total comprehensive income	$84,500	$127,567	$255,173	$412,646

CONDENSED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands)

Cash flows from operating activities:
Net income	$84,262	$128,152	$254,671	$413,063
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	139,499	108,259	384,964	287,777
Deferred income taxes	49,568	120,930	150,648	288,986
Stock compensation, net	8,301	4,595	17,519	13,962
Derivative instruments, net	5,329	(5,373)	(661)	(7,536)
Loss on early extinguishment of debt	—	—	16,214	—
Changes in non-current assets and liabilities	2,815	(840)	7,930	3,719
Amortization of deferred financing costs and other, net	1,399	1,081	3,354	4,816
Changes in operating assets and liabilities:
(Increase) decrease in receivables, net	(83,436)	(49,778)	24,398	(32,229)
Decrease in other current assets	13,673	40,430	8,763	30,736
Increase (decrease) in accounts payable and accrued liabilities	39,806	(15,024)	(31,652)	(31,771)
Net cash provided by operating activities	261,216	332,432	836,148	971,523
Cash flows from investing activities:
Oil and gas expenditures	(423,134)	(453,375)	(1,181,742)	(1,152,676)
Sales of oil and gas assets	10,894	83,859	12,167	104,163
Sales of other assets	142	111,495	550	111,837
Other expenditures	(16,826)	(17,161)	(42,913)	(70,050)
Net cash used by investing activities	(428,924)	(275,182)	(1,211,938)	(1,006,726)
Cash flows from financing activities:
Net increase in bank debt	80,000	—	25,000	—
Increase in other long-term debt	—	—	750,000	—
Decrease in other long-term debt	—	—	(363,595)	—
Financing costs incurred	(1,129)	(7,248)	(13,821)	(7,348)
Dividends paid	(10,330)	(8,583)	(29,199)	(23,998)
Issuance of common stock and other	7,646	2,591	10,410	9,583
Net cash provided by (used in) financing activities	76,187	(13,240)	378,795	(21,763)
Net change in cash and cash equivalents	(91,521)	44,010	3,005	(56,966)
Cash and cash equivalents at beginning of period	96,932	13,150	2,406	114,126
Cash and cash equivalents at end of period	$5,411	$57,160	$5,411	$57,160

CONDENSED BALANCE SHEETS (unaudited)

	September 30,	December 31,
Assets	2012	2011
	(In thousands, except share data)
Current assets:
Cash and cash equivalents	$5,411	$2,406
Receivables, net	335,011	359,409
Oil and gas well equipment and supplies	77,879	85,141
Deferred income taxes	2,126	2,723
Derivative instruments	416	—
Other current assets	6,715	8,216
Total current assets	427,558	457,895
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	11,116,783	9,933,517
Unproved properties and properties under development,
not being amortized	661,626	607,219
	11,778,409	10,540,736
Less – accumulated depreciation, depletion and amortization	(6,767,943)	(6,414,528)
Net oil and gas properties	5,010,466	4,126,208
Fixed assets, net	134,776	118,215
Goodwill	691,432	691,432
Other assets, net	49,023	34,827
	$6,313,255	$5,428,577
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$64,988	$79,788
Accrued liabilities	434,966	385,651
Derivative instruments	—	245
Revenue payable	151,798	150,655
Total current liabilities	651,752	616,339
Long-term debt	830,000	405,000
Deferred income taxes	1,128,642	974,932
Other liabilities	324,914	301,693
Total liabilities	2,935,308	2,297,964
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares
authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized,
86,540,753 and 85,774,084 shares issued, respectively	865	858
Paid-in capital	1,931,583	1,908,506
Retained earnings	1,445,011	1,221,263
Accumulated other comprehensive income (loss)	488	(14)
	3,377,947	3,130,613
	$6,313,255	$5,428,577

CONTACT: Cimarex Energy Co., Mark Burford, Vice President – Capital Markets and Planning, +1-303-295-3995, www.cimarex.com